Registration Statement No.

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
BIOMIMETIC THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	62-1786244

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
389 Nichol Mill Lane, Franklin, Tennessee 37067

(Address of Principal Executive Offices)
(Zip Code)
BioMimetic Therapeutics, Inc. 401(k) Profit Sharing Plan & Trust

(Full Name of Plan)

Earl Douglas
General Counsel
389 Nichol Mill Lane, Franklin, Tennessee 37067

(615) 844-1280

(Name and address, including zip code, and telephone number, including area code, of agent for service)

Copies of communications to:
Susan V. Sidwell
Harwell Howard Hyne Gabbert & Manner, P.C.
315 Deaderick Street, Suite 1800, Nashville, Tennessee 37221
(615) 256-0500

     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):
Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
CALCULATION OF REGISTRATION FEE

		Proposed	Proposed Maximum
Title of Securities	Amount to be	Maximum Offering	Aggregate Offering	Amount of
to be Registered	Registered (1)	Price per Share(2)	Price	Registration Fee
Common Stock, $0.001 per share	100,000 Shares	$8.87	$887,000	$49.49

(1)	Represents the maximum number of common shares of BioMimetic Therapeutics, Inc. that may be offered and sold pursuant to the BioMimetic Therapeutics, Inc. 401(k) Profit Sharing Plan & Trust (“Plan”). In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Plan described herein. This Registration Statement also relates to an indeterminate number of shares of common stock that may be issued upon stock splits, stock dividends or similar transactions in accordance with Rule 416.

(2)	This estimation is solely for the purpose of calculating the registration fee pursuant to Rules 457 (c) and (h) and is based on 100,000 shares of common stock being offered at an offering price of $8.62 based upon the average of the high and low prices of the common stock on March 10, 2009, as reported by the Nasdaq National Market.

PART I
INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS
Item 1. Plan Information.
          Not filed as part of this Registration Statement pursuant to the Note to Part I of Form S-8.
Item 2. Registrant Information and Employee Plan Annual Information.
          Not filed as part of this Registration Statement pursuant to the Note to Part I of Form S-8.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
          The documents listed below are incorporated by reference in this Registration Statement. In addition, all documents subsequently filed by BioMimetic Therapeutics, Inc. (the “Company,” the “Registrant” or “BioMimetic”) pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part thereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
(1)	The Company’s annual report on Form 10-K for the year December 31, 2008 as filed with the Securities Exchange Commission (the “Commission”) on March 12, 2009;

(2)	All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since the filing of the Form 10-K referred to in (1) above;

(3)	The description of the Company’s shares of Common Stock, $0.001 per share (the “Common Stock”), as contained in the Company’s Registration Statement on Form 8-A filed April 26, 2006, filed under Section 12 of the Exchange Act including any amendment or report filed for the purpose of updating such description.
          Nothing in this Registration Statement shall be deemed to incorporate information furnished but not filed with the Commission pursuant to Item 2.02 or Item 7.01 of Form 8-K or otherwise.
Item 4. Description of Securities
     Not applicable.
Item 5. Interests of Named Experts and Counsel
     Not applicable.

Item 6. Indemnification of Directors and Officers.
     Under our certificate of incorporation, and in accordance with Section 145 of the Delaware General Corporation Law (“DGCL”), the Company will indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than a “derivative” action by or in the right of the Company) by reason of the fact that such person is or was a director of the Company, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such action was unlawful.
     The certificate of incorporation provides that the Company will pay for the expenses incurred by an indemnified director in defending the proceedings specified above in advance of their final disposition, provided that such person agrees to reimburse the Company if it is ultimately determined that such person is not entitled to indemnification. The certificate of incorporation also provides that the Company may, in its sole discretion, indemnify any person who is or was one of its employees and agents or any person who is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise to the same degree as the foregoing indemnification of directors and officers. In addition, the Company may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company or another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against and incurred by such person in such capacity, or arising out of the person’s status as such whether or not the Company would have the power or obligation to indemnify such person against such liability under the provisions of the DGCL. The Company maintains insurance for the benefit of the Company’s officers and directors insuring such persons against various liabilities.
     In addition, the Company has entered into indemnification agreements with certain officers, directors and key employees.
Item 7. Exemption From Registration Claimed
     Not applicable.
Item 8. Exhibits.
     The Exhibits to this Registration Statement are listed in the Exhibit Index immediately following the signature page, which Index is incorporated herein by reference.
     In lieu of an opinion of counsel concerning compliance with the requirements of the Employee Income Security Act of 1974, as amended (“ERISA”), and an Internal Revenue Service (“IRS”) determination letter that the Plan is qualified under Section 401(k) of the Internal Revenue Code of 1986, as amended, the Registrant hereby undertakes to submit the Plan and any amendments thereto to the IRS in a timely manner and will make all changes required by the IRS in order to qualify the Plan.
Item 9. Undertakings.
     The Company hereby undertakes:
     1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
          (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.
          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; Provided, however, that:
     (A) Paragraphs (1)(i) and (1)(ii) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement; and
     (B) Paragraphs (1)(i) and (1)(ii) and (1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus, filed pursuant to Rule 424(b) of the rules and regulations under the Securities Act of 1933, that is part of this registration statement.
     (C) Provided further, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is for an offering of asset-backed securities on Form S-1 or Form S-3, and the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB.
     2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     4. The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     5. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
     The Registrant. Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Franklin, State of Tennessee, on March 16, 2009.

BIOMIMETIC THERAPEUTICS, INC.
By:	/s/ Samuel E. Lynch, D.M.D., D.M.Sc.
Samuel E. Lynch, D.M.D., D.M.Sc.
(President and Chief Executive Officer)

Date: March 16, 2009
     The Plan. Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Franklin, State of Tennessee, on March 16, 2009.

BIOMIMETIC THERAPEUTICS, INC. 401(K) PROFIT SHARING PLAN & TRUST
By:	/s/ Larry Bullock
Larry Bullock
Plan Administrator Trustee

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated. Each person whose signature to this Registration Statement appears below hereby appoints Larry Bullock, his true and lawful attorney-in-fact, with full power of substitution, to execute in the name and behalf of any such person, individually and in the capacity stated below, and to file all amendments and post-effective amendments to this Registration Statement, which amendment or amendments may make such changes and additions in this Registration Statement as such attorney-in-fact may deem necessary or appropriate.

Signatures	Capacity	Dates

s/ Samuel E. Lynch, D.M.D., D.M. Samuel E. Lynch, D.M.D., D.M.Sc.	President and Chief Executive Officer (Principal Executive Officer)	March 16, 2009

/s/ Larry Bullock Larry Bullock	Chief Financial Officer (Principal Financial and Accounting Officer)	March 16, 2009

/s/ Larry W. Papasan	Director
Larry W. Papasan		March16, 2009

/s/ Charles Federico Charles Federico	Director	March 16, 2009

/s/ Gary E. Friedlaender, M.D. Gary E. Friedlaender, M.D.	Director	March 16, 2009

/s/ James G. Murphy James G. Murphy	Director	March 16, 2009

/s/ Chris Ehrlich Chris Ehrlich	Director	March 16, 2009

Exhibit Index

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation (Incorporated by reference to Exhibit 3.1 to the registrant’s Form 10-Q for the quarter ended June 30, 2006)

3.2	Second Amended and Restated Bylaws (Incorporated by reference to Exhibit 3.1 to the registrant’s Form 8-K filed on June 17, 2008)

4.1	Form of certificate representing shares of common stock (Incorporated by reference to Exhibit 4.1 to the registrant’s registration statement No. 333-131718 on Form S-1 filed February 10, 2006).

5.1	Opinion of Harwell Howard Hyne Gabbert & Manner, P.C.

23.1	Consent of Ernst & Young LLP

23.2	Consent of Harwell Howard Hyne Gabbert & Manner, P.C. (included in Exhibit 5.1)

24.1	Powers of Attorney (see signature page)